Exhibit 99.1
ALLEGIANT TRAVEL COMPANY
SECOND QUARTER 2023 FINANCIAL RESULTS
Second quarter 2023 GAAP diluted earnings per share of $4.80
Second quarter 2023 diluted earnings per share, excluding Sunseeker special charges of $4.35(1)(4)(5)
Second quarter 2023 airline only diluted earnings per share of $4.57(1)

Declares an Annual Cash Dividend of $2.40 per Share

LAS VEGAS. August 2, 2023 — Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the second quarter 2023, as well as comparisons to the prior year:

Consolidated	Three Months Ended June 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2023	2022	YoY
Total operating revenue	$683.8	$629.8	8.6%
Total operating expense	550.4	603.7	(8.8)%
Operating income	133.4	26.1	411.1%
Income before income taxes	116.3	5.8	NM
Net income	88.5	4.4	NM
Diluted earnings per share	4.80	0.24	NM
Sunseeker special charges, net of recovery (5)	(11.2)	—	NM
Diluted earnings per share excluding recovery of Sunseeker special charges(1)(4)(5)	4.35	0.24	NM

Airline only	Three Months Ended June 30,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2023	2022	YoY
Airline operating revenue (1)	$683.8	$629.8	8.6%
Airline operating expense (1)	556.3	602.0	(7.6)%
Airline operating income (1)	127.5	27.9	357.0%
Airline income before income taxes (1)	110.4	10.4	961.5%
Airline net income (1)(3)	84.2	7.7	993.5%
Airline operating margin	18.6%	4.4%	14.2%
Airline diluted earnings per share(1)	4.57	0.43	962.8%

Consolidated	Six Months Ended June 30,		Percent Change
(unaudited) (in millions, except per share amounts)	2023	2022	YoY
Total operating revenue	$1,333.5	$1,130.0	18.0%
Total operating expense	1,105.2	1,096.6	0.8
Operating income	228.3	33.4	583.5
Income (loss) before income taxes	190.8	(4.7)	NM
Net income (loss)	144.6	(3.5)	NM
Diluted earnings (loss) per share	7.84	(0.20)	NM
Sunseeker special charges, net of recovery (5)	(12.8)	—	NM
Diluted earnings per share excluding recovery of Sunseeker special charges(1)(4)(5)	7.35	(0.20)	NM

Airline only	Six Months Ended June 30,		Percent Change(2)
(unaudited) (in millions, except per share amounts)	2023	2022	YoY
Airline operating revenue (1)	$1,333.5	$1,130.0	18.0%
Airline operating expense (1)	1,108.4	1,091.9	1.5
Airline operating income (1)	225.1	38.1	490.8
Airline income before income taxes (1)	189.2	4.7	NM
Airline net income (1)(3)	144.2	3.7	NM
Airline operating margin	16.9%	3.4%	13.5
Airline diluted earnings per share(1)	7.81	0.20	NM

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)Except Airline Operating Margin, which is percentage point change.
(3)Utilizing an effective tax rate of 23.7% and 23.8% for quarter-to-date and year-to-date 2023 and 25.4% and 21.4% for quarter-to-date and year-to-date 2022, respectively.
(4)Adjusted to exclude insurance recoveries from property damage to Sunseeker Resort.
(5)In 2022, we recognized the full amount of estimated property damage to Sunseeker Resort due to Hurricane Ian and other insured events less the amount of recognized insurance recoveries through the end of the applicable period. The negative amount of special charges we are reporting in 2023 reflects further insurance recoveries either received or determined to be probable of collection. We sometimes refer to this negative amount as “specials” in this earnings release.
NM    Not meaningful

"Second quarter diluted earnings per share, excluding special items was $4.35, a more than six-fold improvement over the second quarter of 2022," stated John Redmond, CEO of Allegiant Travel Company. "These outstanding results are attributable to the hard work of our team members during this peak summer travel period. The team delivered industry-leading operational performance with a controllable completion of 99.7 percent for the quarter.

"We recognized a record $684 million in total operating revenue for the second quarter, evidence of a robust leisure demand environment. Capacity increased slightly, up 1.3 percent year-over-year, with TRASM increasing 7.5 percent over the second quarter of 2022. During the second quarter, total ancillary per passenger was $71.75, an 8.6 percent increase over the prior year. This strength is driven by early success with the Allegiant Extra product and sustained growth with our Allegiant Allways cobrand credit card. Our direct-to-consumer approach helps underpin our ability to enhance revenues.

"As we head into the second half of the year, our focus remains on three primary objectives. First, we will make progress on outstanding labor contracts that our team members are proud to support. Second, we will continue delivering a solid operation. Finally, we are only a few short months from the long awaited opening of our world-class, Sunseeker Resort, in Port Charlotte, Florida. Construction is entering the final stages, and the operations teams are beginning to hire personnel in earnest. We remain on track to open the property mid-October.

"I could not be happier with the success the team delivered this quarter. Achieving industry-leading operational performance in the backdrop of a challenging operational environment is admirable. This operational success has been the catalyst for the strong financial performance delivered year-to-date."

Second Quarter 2023 Results and Highlights

•Income before income tax, excluding specials(1)(3) of $105.1 million, yielding a pre-tax margin of 15.4 percent
•Airline-only income before income tax(1) of $110.4 million, yielding a pre-tax margin of 16.1 percent
•Operating income, excluding specials(1)(3) of $122.2 million, yielding an operating margin of 17.9 percent
•Airline-only operating income(1) of $127.5 million, yielding an airline-only operating margin of 18.6 percent
•Consolidated EBITDA, excluding specials(1)(3) of $176.1 million, yielding an EBITDA margin of 25.8 percent
•Airline-only EBITDA(1) of $181.3 million, a 26.5 percent margin
•Total operating revenue was $683.8 million, up 8.6 percent over the prior year and the highest quarterly total in company history
•Total fixed fee contracts revenue of $11.7 million, up 31.6 percent year-over-year
•TRASM(2) of 13.64 cents, up 7.5 percent year-over-year on scheduled service capacity increase of 0.7 percent year-over-year
•Total average fare of $142.31, up 8.1 percent year-over-year
•Total average ancillary fare of $71.75, up 8.6 percent year-over-year
•Surpassed 600 thousand Allways rewards credit card holders during the quarter
•Received $29 million in remuneration during the quarter
•Transitioning our cobrand credit card network from Mastercard to Visa
•Core program and benefits will remain the same, but this transition is expected to boost program revenue through higher levels of new cardholders and increased cardholder spend
•Allways Rewards program enrolled 570 thousand new members during the quarter, bringing total members to 16.5 million
•Paid out over $12 million to our airline team members in profit share for the first half of the year
•Airline-only Operating CASM, excluding fuel, of 7.79 cents, up 12.9 percent year-over-year
•Includes $12 million in incremental cost related to pilot retention bonuses
•Allegiant flight dispatchers ratified contract with International Brotherhood of Teamsters, extending the contract through May 31, 2026
•In early July, expanded the network by announcing six new routes
•Pledged $1 million to Boys & Girls Clubs of America to develop and launch a new program that will inspire children to choose future careers in aviation

(1)Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information and for calculation of per share figures.
(2)TRASM represents total passenger revenue per scheduled service available seat mile.
(3)In 2022, we recognized the full amount of estimated property damage to Sunseeker Resort due to Hurricane Ian and other insured events less the amount of recognized insurance recoveries through the end of the applicable period. The negative amount of special charges we are reporting in 2023 reflects further insurance recoveries either received or determined to be probable of collection. We sometimes refer to this negative amount as “specials” in this earnings release.

Balance Sheet, Cash and Liquidity

•Total available liquidity at June 30, 2023 was $1.4 billion, which included $1.0 billion in cash and investments, and $356.2 million in undrawn revolving credit facilities and PDP facilities
•$131.2 million in cash from operations during the second quarter 2023
•Total debt at June 30, 2023 was $2.2 billion
•Net debt at June 30, 2023 was $1.1 billion
•Debt principal payments of $97.9 million during the second quarter
•Includes $61 million prepayment of an aircraft-secured facility during the quarter
•Declared annual cash dividend in the amount of $2.40 per share payable $0.60 per quarter with the first dividend to be paid September 1, 2023 to shareholders of record on August 15, 2023
•Air traffic liability at June 30, 2023 was $411.1 million

Airline Capital Expenditures

•Second quarter capital expenditures of $176 million, which included $147 million for aircraft purchases and inductions, pre-delivery deposits, and other related costs, and $29 million in other airline capital expenditures
•Second quarter deferred heavy maintenance spend was $22 million

Sunseeker Resort Charlotte Harbor

•Total capital expenditures(1) as of June 30, 2023 were $611 million
•Second quarter capital expenditures(1) were $92 million
•Previously recorded special charges were reduced by $11.3 million for recognized insurance recoveries related to outstanding insurance claims at Sunseeker Resort

(1)Total capital expenditures is inclusive of Sunseeker Resort, Aileron Golf Club, remediation work related to insurance events, accrued expenditures not yet paid and spend included as part of the COVID impairment. Capitalized interest, operating expenses, special charges related to COVID, and estimated losses related to insurance events have been excluded from this total.

Guidance, subject to revision

Full-year 2023 guidance	Previous	Current

System ASMs - year over year change	0 to 3%	0 to 3%
Scheduled service ASMs - year over year change	0 to 3%	0 to 3%

Fuel cost per gallon	$3.00	$2.90
Available seat miles (ASMs)/gallon	~84	~84
Depreciation expense (millions)	$230 to $240	$230 to $235
Interest expense (millions)	$150 to $160	$145 to $150
Capitalized interest (1) (millions)	($35) to ($45)	($30) to ($35)
Interest income (millions)	$35 to $45	$40 to $45
Earnings per share - airline only(2)	$9.00 - $13.00	$10.50 - $13.00
Loss per share - Sunseeker (3)	~($1.25)	~($1.25)

Airline CAPEX
Aircraft, engines, induction costs, and pre-delivery deposits (millions)(4)	$550 to $570	$490 to $500
Capitalized deferred heavy maintenance (millions)	$50 to $60	$60 to $70
Other airline capital expenditures (millions)	$130 to $150	$140 to $145

Recurring principal payments (millions)(5)	$175 to $185	$210 to $215

Sunseeker Resort Charlotte Harbor Project (millions)
Total projected capital expenditures (6)	$695	$695
Capital expenditures funded or expected to be funded by Allegiant		$345
Project debt incurred through June 30, 2023		$350

(1)Includes capitalized interest related to Sunseeker as well as on pre-delivery deposits on new aircraft.
(2)Earnings per share calculation is airline only. It includes accruals for increases in pilot and flight attendant compensation beginning in May. Actual results will differ based on economic terms agreed upon and the timing of the collective bargaining agreements. These differences may be material.
(3)Excludes recoveries that may be received related to business interruption insurance claim.
(4)Excludes capitalized interest related to pre-delivery deposits on new aircraft.
(5)Includes $61 million related to aircraft debt prepayment.
(6)Total projected capital expenditures does not reflect the impairment or special charges related to COVID or insurance claims. Excludes amounts to remediate physical damage to the property resulting from Hurricane Ian, or other subsequent insurance events.

Aircraft Fleet Plan by End of Period

Aircraft - (seats per AC)	1Q23	2Q23	3Q23	YE23
A319 (156 seats)	35	35	35	35
A320 (177 seats)	19	19	19	19
A320 (180-186 seats)	70	72	73	73
Total	124	126	127	127

The table above is provided based on the company’s current plans and is subject to change. The numbers exclude aircraft expected to be delivered before the end of 2023 for revenue service beginning in 2024.

Allegiant Travel Company will host a conference call with analysts at 12:30 p.m. ET Wednesday, August 2, 2023 to discuss its second quarter 2023 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with the people, places and experiences that matter most. Since 1999, Allegiant Air has linked travelers in underserved cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves communities across the nation, with base airfares less than half the cost of the average domestic round trip ticket. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future airline operations, revenue, expenses and earnings, available seat mile growth, expected capital expenditures, the cost of fuel, the timing of aircraft acquisitions and retirements, the number of contracted aircraft to be placed in service in the future, our ability to consummate announced aircraft transactions, the capital expenditures budget and timing for completion and opening of our Sunseeker Resort and Aileron Golf Club, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the impact of Hurricane Ian on our Florida markets and completion of Sunseeker Resort, the impact and duration of the COVID-19 pandemic on airline travel and the economy, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the impact of government regulations on the airline industry, the ability to finance aircraft to be acquired, the ability to obtain necessary government approvals to implement the announced alliance with Viva Aerobus and to otherwise prepare to offer international service, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the impact of management changes and the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a resort in Southwest Florida, increases in maintenance costs, cyclical and seasonal fluctuations in our operating results, and the perceived acceptability of our environmental, social and governance efforts.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Percent Change
	2023	2022	YoY
OPERATING REVENUES:
Passenger	$642,747	$592,604	8.5%
Third party products	28,904	27,787	4.0
Fixed fee contracts	11,741	8,920	31.6
Other	418	536	(22.0)
Total operating revenues	683,810	629,847	8.6
OPERATING EXPENSES:
Aircraft fuel	162,611	257,288	(36.8)
Salaries and benefits	177,170	139,681	26.8
Station operations	66,715	66,909	(0.3)
Depreciation and amortization	53,933	49,183	9.7
Maintenance and repairs	33,634	31,123	8.1
Sales and marketing	29,868	27,297	9.4
Aircraft lease rentals	5,975	5,451	9.6
Other	31,683	26,643	18.9
Special charges, net of recovery	(11,208)	142	NM
Total operating expenses	550,381	603,717	(8.8)
OPERATING INCOME	133,429	26,130	410.6
OTHER (INCOME) EXPENSES:
Interest expense	37,765	24,497	54.2
Interest income	(11,845)	(2,218)	434.0
Capitalized interest	(8,881)	(2,082)	326.6
Other, net	45	101	(55.4)
Total other expenses	17,084	20,298	(15.8)
INCOME BEFORE INCOME TAXES	116,345	5,832	1,894.9
INCOME TAX PROVISION	27,876	1,474	1,791.2
NET INCOME	$88,469	$4,358	1,930.0
Earnings per share to common shareholders:
Basic	$4.80	$0.24	1,900.0
Diluted	$4.80	$0.24	1,900.0
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,677	17,987	(1.7)
Diluted	17,683	18,006	(1.8)

(1)The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

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Allegiant Travel Company
Airline Operating Statistics
(Unaudited)

	Three Months Ended June 30,				Percent Change(1)
	2023		2022		YoY
AIRLINE OPERATING STATISTICS
Total system statistics:
Passengers	4,755,981		4,740,399		0.3%
Available seat miles (ASMs) (thousands)	5,053,547		4,990,086		1.3
Airline operating expense per ASM (CASM) (cents)	11.01	¢	12.06	¢	(8.7)
Fuel expense per ASM (cents)	3.22	¢	5.16	¢	(37.6)
Airline operating CASM, excluding fuel (cents)	7.79	¢	6.90	¢	12.9
Departures	32,396		32,138		0.8
Block hours	76,615		75,472		1.5
Average stage length (miles)	884		881		0.3
Average number of operating aircraft during period	124.6		113.3		10.0
Average block hours per aircraft per day	6.8		7.3		(6.8)
Full-time equivalent employees at end of period	5,436		5,180		4.9
Fuel gallons consumed (thousands)	60,516		59,588		1.6
ASMs per gallon of fuel	83.5		83.7		(0.2)
Average fuel cost per gallon	$2.69		$4.32		(37.7)
Scheduled service statistics:
Passengers	4,719,623		4,711,001		0.2
Revenue passenger miles (RPMs) (thousands)	4,278,399		4,267,828		0.2
Available seat miles (ASMs) (thousands)	4,925,194		4,888,539		0.7
Load factor	86.9%		87.3%		(0.4)
Departures	31,487		31,402		0.3
Block hours	74,602		73,857		1.0
Average seats per departure	175.8		175.6		0.1
Yield (cents) (2)	7.78	¢	7.24	¢	7.5
Total passenger revenue per ASM (TRASM) (cents)(3)	13.64	¢	12.69	¢	7.5
Average fare - scheduled service(4)	$70.56		$65.60		7.6
Average fare - air-related charges(4)	$65.63		$60.19		9.0
Average fare - third party products	$6.12		$5.90		3.7
Average fare - total	$142.31		$131.69		8.1
Average stage length (miles)	887		883		0.5
Fuel gallons consumed (thousands)	58,962		58,332		1.1
Average fuel cost per gallon	$2.70		$4.33		(37.6)
Percent of sales through website during period	95.2%		96.3%		(1.1)
Other data:
Rental car days sold	391,515		430,004		(9.0)
Hotel room nights sold	70,257		78,590		(10.6)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Six Months Ended June 30,		Percent Change
	2023	2022	YoY
OPERATING REVENUES:
Passenger	$1,252,023	$1,056,566	18.5%
Third party products	54,942	50,267	9.3
Fixed fee contracts	25,858	22,305	15.9
Other	674	818	(17.6)
Total operating revenues	1,333,497	1,129,956	18.0
OPERATING EXPENSES:
Aircraft fuel	352,157	421,425	(16.4)
Salaries and benefits	336,793	273,691	23.1
Station operations	128,234	132,652	(3.3)
Depreciation and amortization	108,613	95,526	13.7
Maintenance and repairs	60,076	58,943	1.9
Sales and marketing	56,796	49,647	14.4
Aircraft lease rental	13,067	11,584	12.8
Other	62,328	52,845	17.9
Special charges, net of recovery	(12,820)	284	NM
Total operating expenses	1,105,244	1,096,597	0.8
OPERATING INCOME	228,253	33,359	584.2
OTHER (INCOME) EXPENSES:
Interest expense	73,473	44,288	65.9
Interest income	(21,974)	(2,991)	634.7
Capitalized interest	(14,061)	(3,298)	326.3
Other, net	52	95	(45.3)
Total other expenses	37,490	38,094	(1.6)
INCOME (LOSS) BEFORE INCOME TAXES	190,763	(4,735)	NM
INCOME TAX PROVISION (BENEFIT)	46,145	(1,212)	NM
NET INCOME (LOSS)	$144,618	$(3,523)	NM
Earnings (loss) per share to common shareholders:
Basic	$7.85	($0.20)	NM
Diluted	$7.84	($0.20)	NM
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	17,840	17,970	(0.7)
Diluted	17,861	17,970	(0.6)

(1)The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

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Allegiant Travel Company
Operating Statistics
(Unaudited)

	Six Months Ended June 30,				Percent Change(1)
	2023		2022		YoY
OPERATING STATISTICS
Total system statistics:
Passengers	8,904,434		8,474,661		5.1%
Available seat miles (ASMs) (thousands)	9,731,169		9,610,230		1.3
Airline operating expense per ASM (CASM)(cents)	11.39	¢	11.36	¢	0.3
Fuel expense per ASM (cents)	3.62	¢	4.39	¢	(17.5)
Airline operating CASM, excluding fuel (cents)	7.77	¢	6.97	¢	11.5
Departures	61,541		60,632		1.5
Block hours	148,405		145,127		2.3
Average stage length (miles)	896		899		(0.3)
Average number of operating aircraft during period	123.7		111.4		11.0
Average block hours per aircraft per day	6.6		7.2		(8.3)
Full-time equivalent employees at end of period	5,436		5,180		4.9
Fuel gallons consumed (thousands)	115,950		113,026		2.6
ASMs per gallon of fuel	83.9		85.0		(1.3)
Average fuel cost per gallon	$3.04		$3.73		(18.5)
Scheduled service statistics:
Passengers	8,841,819		8,420,105		5.0
Revenue passenger miles (RPMs) (thousands)	8,203,761		7,825,873		4.8
Available seat miles (ASMs) (thousands)	9,498,960		9,400,853		1.0
Load factor	86.4%		83.2%		3.2
Departures	59,760		59,039		1.2
Block hours	144,611		141,686		2.1
Average seats per departure	175.9		175.6		0.2
Yield (cents) (2)	8.03	¢	6.95	¢	15.5
Total passenger revenue per ASM (TRASM) (cents)(3)	13.76	¢	11.77	¢	16.9
Average fare - scheduled service(4)	$74.46		$64.55		15.4
Average fare - air-related charges(4)	$67.14		$60.93		10.2
Average fare - third party products	$6.21		$5.97		4.0
Average fare - total	$147.82		$131.45		12.5
Average stage length (miles)	900		903		(0.3)
Fuel gallons consumed (thousands)	113,107		110,442		2.4
Average fuel cost per gallon	$3.04		$3.67		(17.2)
Percent of sales through website during period	95.4%		96.2%		(0.8)
Other data:
Rental car days sold	745,941		797,098		(6.4)
Hotel room nights sold	139,196		151,129		(7.9)

(1)Except load factor and percent of sales through website, which is percentage point change.
(2)Defined as scheduled service revenue divided by revenue passenger miles.
(3)Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(4)Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	June 30, 2023 (unaudited)	December 31, 2022	Percent Change
Unrestricted cash and investments
Cash and cash equivalents	$152.2	$230.0	(33.8)%
Short-term investments	825.2	725.1	13.8
Long-term investments	69.3	63.3	9.5
Total unrestricted cash and investments	1,046.7	1,018.4	2.8
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs	270.2	152.9	76.7
Long-term debt and finance lease obligations, net of current maturities and related costs	1,887.8	1,944.1	(2.9)
Total debt	2,158.0	2,097.0	2.9
Debt, net of unrestricted cash and investments	1,111.3	1,078.6	3.0
Total Allegiant Travel Company shareholders’ equity	1,373.6	1,220.7	12.5

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Basic:
Net income (loss)	$88,469	$4,358	$144,618	$(3,523)
Less income allocated to participating securities	(3,660)	(39)	(4,663)	—
Net income (loss) attributable to common stock	$84,809	$4,319	$139,955	$(3,523)
Earnings (loss) per share, basic	$4.80	$0.24	$7.85	$(0.20)
Weighted-average shares outstanding	17,677	17,987	17,840	17,970
Diluted:
Net income (loss)	$88,469	$4,358	$144,618	$(3,523)
Less income allocated to participating securities	(3,659)	(39)	(4,657)	—
Net income (loss) attributable to common stock	$84,810	$4,319	$139,961	$(3,523)
Earnings (loss) per share, diluted	$4.80	$0.24	$7.84	$(0.20)
Weighted-average shares outstanding (1)	17,677	17,987	17,840	17,970
Dilutive effect of stock options and restricted stock	211	31	168	—
Adjusted weighted-average shares outstanding under treasury stock method	17,888	18,018	18,008	17,970
Participating securities excluded under two-class method	(205)	(12)	(147)	—
Adjusted weighted-average shares outstanding under two-class method	17,683	18,006	17,861	17,970

(1)Dilutive effect of common stock equivalents excluded from the diluted per share calculation is not material.

Appendix A
Non-GAAP Presentation
Three and Six Months Ended June 30, 2023
(Unaudited)

Airline operating revenue, airline operating expense, airline operating income, airline income before income taxes, airline net income, and airline diluted earnings per share all eliminate the effects of non-airline activity, which is not reflective of airline operating performance. Airline earnings before interest, taxes, depreciation and amortization ("Airline EBITDA") eliminates the effects of non-airline operating activity and other items. As such, all of these are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines.

We present operating expense and CASM excluding aircraft fuel expense as fuel price volatility impacts the comparability of year over year financial performance. We believe the adjustment for fuel expense allows investors to better understand our non-fuel costs and related performance.

We present consolidated operating income, EBITDA, and diluted earnings per share excluding Sunseeker special charges and recoveries to exclude the impact of losses and insurance recoveries incurred primarily as the result of Hurricane Ian. Management believes these measures enhance comparability of financial information between periods.

EBITDA and Airline-only EBITDA, as presented in this press release, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). These are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

We define “EBITDA” as earnings before interest, taxes, depreciation and amortization. We also adjust EBITDA within this release to exclude non-airline activity. We caution investors that amounts presented in accordance with this definition may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

We use EBITDA and Airline EBITDA to evaluate our operating performance and liquidity, and these are among the primary measures used by management for planning and forecasting of future periods. We believe these presentations of EBITDA are relevant and useful for investors because they allow investors to view results in a manner similar to the method used by management and make it easier to compare our results with other companies that have different financing and capital structures. EBITDA has important limitations as an analytical tool. These limitations include the following:

•EBITDA does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;
•EBITDA does not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;
•although depreciation and amortization are non-cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA does not reflect the cash required to fund such replacements; and
•other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Presented below is a quantitative reconciliation of these adjusted numbers to the most directly comparable GAAP financial performance measure, which we believe is net income.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating expenses, operating income, income before income taxes, net income, and net income per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating revenue, operating expenses, operating income, income before income taxes, net income, net income per share, or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of airline operating CASM excluding fuel (millions)
Consolidated operating expense (GAAP)	$550.4	$603.7	$1,105.2	$1,096.6
Less aircraft fuel expense	162.6	257.3	352.2	421.4
Less non-airline operating expense/(income)	(5.9)	1.8	(3.2)	4.7
Total airline operating expense less fuel(1)	$393.7	$344.6	$756.2	$670.5

System available seat miles (millions)	5,053.5	4,990.1	9,731.2	9,610.2
Cost per available seat mile (cents)	10.89	12.10	11.36	11.41
Cost per available seat mile excluding non-airline expense (cents)	11.01	12.06	11.39	11.36
Cost per available seat mile excluding fuel and non-airline expense (cents)	7.79	6.90	7.77	6.97

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of airline operating revenue, operating expense, operating income, income before income taxes, net income (millions)
Operating revenue as reported (GAAP)	$683.8	$629.8	$1,333.5	$1,130.0
Non-airline operating revenue	—	—	—	—
Airline operating revenue(1)	$683.8	$629.8	$1,333.5	$1,130.0

Operating expense as reported (GAAP)	$550.4	$603.7	$1,105.2	$1,096.6
Non-airline operating expense	(5.9)	1.8	(3.2)	4.7
Airline operating expense(1)	$556.3	$602.0	$1,108.4	$1,091.9

Operating income as reported (GAAP)	$133.4	$26.1	$228.3	$33.4
Non-airline operating income (loss)	5.9	(1.8)	3.2	(4.7)
Airline operating income(1)	$127.5	$27.9	$225.1	$38.1
Airline operating margin	18.6%	4.4%	16.9%	3.4%

Income (loss) before income taxes as reported (GAAP)	$116.3	$5.8	$190.8	$(4.7)
Non-airline income (loss) before income taxes	6.0	(4.5)	1.5	(9.5)
Airline income before income taxes(1)	$110.4	$10.4	$189.2	$4.7

Net income (loss) as reported (GAAP)	$88.5	$4.4	$144.6	$(3.5)
Non-airline net income (loss)	4.3	(3.4)	0.4	(7.2)
Airline net income(1)	$84.2	$7.7	$144.2	$3.7

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of airline diluted earnings per share (millions, unless otherwise noted)
Net income (loss) as reported (GAAP)	$88.5	$4.4	$144.6	$(3.5)
Less: Net income allocated to participating securities	(3.7)	(0.0)	(4.7)	$—
Net income (loss) attributable to common stock	$84.8	$4.3	$140.0	$(3.5)

Airline net income(1)	84.2	7.7	144.2	3.7
Less: Airline net income allocated to participating securities	(3.5)	(0.1)	(4.6)	—
Airline net income (loss) attributable to common stock	$80.7	$7.7	$139.6	$3.7

Diluted shares used for computation (thousands)	17,683	18,006	17,861	17,970

Diluted earnings (loss) per share as reported (GAAP)	$4.80	$0.24	7.84	(0.20)
Airline diluted earnings per share(1)	$4.57	$0.43	7.81	0.20

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of net income excluding recovery of Sunseeker special charges and earnings per share excluding recovery of Sunseeker special charges (millions except share and per share numbers)
Income (loss) before income taxes as reported (GAAP)	$116.3	$5.8	$190.8	$(4.7)
Sunseeker special charges, net of recovery	(11.2)	—	(12.8)	—
Income (loss) before income taxes excluding Sunseeker special charges net of recovery(1)	105.1	5.8	178.0	(4.7)
Income tax expense (benefit) as reported (GAAP)	27.9	1.5	46.1	(1.2)
Income tax expense (benefit) excluding Sunseeker special charges net of recovery(1)	24.9	1.5	42.4	(1.2)
Net income (loss) excluding Sunseeker special charges net of recovery(1)	80.2	4.3	135.6	(3.5)
Adjusted net (income) allocated to participating securities excluding Sunseeker special charges net of recovery(1)	(3.3)	—	(4.4)	—
Adjusted net income (loss) attributable to common stock excluding Sunseeker special charges net of recovery(1)	76.9	4.3	131.2	(3.5)

Diluted shares as reported (GAAP) (thousands)	17,683	18,006	17,861	17,970

Diluted earnings (loss) per share as reported (GAAP)	$4.80	$0.24	$7.84	$(0.20)
Diluted earnings (loss) per share excluding Sunseeker special charges net of recovery(1)	$4.35	$0.24	$7.35	$(0.20)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of operating income excluding special charges (millions)
Operating income as reported (GAAP)	$133.4	$26.1	$228.3	$33.4
Special charges, net of recovery	(11.2)	0.1	(12.8)	0.3
Operating income, excluding special charges(1)	$122.2	$26.2	215.5	$33.7

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Consolidated EBITDA (millions)
Net income (loss)	$88.5	$4.4	$144.6	$(3.5)
Interest expense, net	17.0	20.2	37.4	38.0
Income tax expense (benefit)	27.9	1.5	46.1	(1.2)
Depreciation and amortization	53.9	49.2	108.6	95.5
Consolidated EBITDA(1)	$187.3	$75.3	336.7	$128.8

Airline only EBITDA (millions)
Airline net income(1)	$84.2	$7.7	144.2	$3.7
Airline interest expense, net(1)	17.1	17.4	35.8	$33.2
Airline income tax expense (benefit)(1)(2)	26.2	2.6	45.0	$1.0
Airline depreciation and amortization(1)	53.8	49.2	108.5	95.5
Airline EBITDA(1)	$181.3	$76.9	$333.5	$133.5

Consolidated EBITDA, excluding special charges (millions)
Net income (loss)	$88.5	$4.4	$144.6	$(3.5)
Interest expense, net	17.0	20.2	37.4	$38.0
Income tax expense (benefit)	27.9	1.5	46.1	$(1.2)
Depreciation and amortization	53.9	49.2	108.6	$95.5
Special charges, net of recovery	(11.2)	0.1	(12.8)	$0.3
Consolidated EBITDA, excluding special charges(1)	$176.1	$75.4	$323.9	$129.1

(1)Denotes non-GAAP figure.
(2)Utilizing an effective tax rate of 23.7% and 23.8% quarter-to-date and year-to-date for 2023 and 25.4% and 21.4% for quarter-to-date and year-to-date 2022, respectively.
*    Note that amounts may not recalculate due to rounding